AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
PROASSURANCE CORPORATION
DIRECTOR DEFERRED STOCK
COMPENSATION PLAN
The Board of Directors of ProAssurance Corporation ("Company") by resolution adopted at the meeting held on May 22, 2013, has adopted the following amendment to the Amended and Restated ProAssurance Corporation Deferred Stock Compensation Plan (the "Plan") in accordance with Section VI. A. of the Plan. Capitalized terms not specifically defined herein shall have the meanings attributed to them in the Plan.
The Plan is hereby amended to provide that dividends accruing on shares of Stock to be paid to an Eligible Person as Deferred Compensation shall be converted into shares of Stock on a periodic basis by deleting Article V of the Plan in its entirety and substituting in lieu thereof the following:
ARTICLE V
DEFERRED COMPENSATION
A.    Time of Payment. The Company will establish and maintain a Deferred Compensation Account (the "Deferred Compensation Account") in accordance with Section V. D. hereof for each Eligible Person who elects to receive Deferred Compensation under the Plan. An Eligible Person who elects to receive Deferred Compensation under this Plan shall be paid the balance in his or her Deferred Compensation Account (herein defined) thirty (30) days after such person ceases to be a member of the Board of Directors of the Company. Payment shall be made by delivery of the number of shares of Stock reflected in the Deferred Compensation Account; provided that any accrued dividends or other distributions credited to the Deferred Compensation Account that have not yet been converted into shares of Stock pursuant to Section V. E. hereof shall be paid in cash. In the case of any Eligible Person who dies, payment of the balance in his or her Account shall be made to the beneficiary designated by the Eligible Person in his or her most recent Election Form thirty (30) days after the Eligible Person’s date of death. Notwithstanding the foregoing, if the Eligible Person is a "specified person" within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code (the "Code"), payment will be made 30 days after the date which is 6 months after the date that the Eligible Person ceases to be a member of the Board of Directors of the Company (or, if earlier than the end of the 6 month period, 30 days after the Eligible Person's date of death).
B.    Change of Control. Notwithstanding the provisions of Section V.A. above, any Eligible Person who elects to receive Deferred Compensation under this Plan shall be paid the balance in his or her Deferred Compensation Account (herein defined) 30 days after a Change of Control. For purposes hereof, the term "Change of Control" shall mean the occurrence of any one of the following events during the term of this Agreement: (i) a change in the ownership of the Company as defined in the regulations under Code Section 409A; (ii) a change in the effective control of the Company as defined in the regulations under Code Section 409A; or (iii) a change in the ownership of a substantial portion of the assets of the Company as defined in the regulations under Code Section 409A.
C.    Liability for Deferred Compensation. The Deferred Compensation payable or distributable hereunder as deferred compensation will not be funded nor will Stock be issued and segregated to pay Deferred Compensation. The obligation to pay the Deferred Compensation shall be considered a liability of the Company to make benefit payments in the future to Eligible Persons subject to the claims of general unsecured creditors of the Company and shall be payable to the Eligible Person in consideration for the cancellation of such liability (and not for past service). In the event that the Company is involved in a bankruptcy proceeding at any time prior to the payment of the Deferred Compensation, the liability of the Company to pay the Deferred Compensation shall be subject to adjustment and discharge on the same basis as liabilities to the other general unsecured creditors of the Company. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.
D.    Deferred Compensation Accounts. The Company will credit to the Deferred Compensation Account of an Eligible Person the shares of Stock awarded to such Eligible Person pursuant to Article II hereof and the dividends and other distributions accrued on such shares of Stock for the account of such Eligible Person in accordance with Section V. E. hereof. The Deferred Compensation Account will evidence the amount of Deferred Compensation that the Eligible Person would receive at any time if he or she ceased to be an Eligible Person. The Stock credited to the Deferred Compensation Account shall not be issued to the Eligible Person until the Deferred Compensation is paid in accordance with Section V.A. hereof. Until the time of payment, the Eligible Person shall have no rights of ownership with respect to the Stock credited to the Deferred Compensation Account; provided, however, that the Company shall be required to accrue as a liability to the Eligible Person an amount equal to all dividends and other distributions that would otherwise be payable with respect to the Shares held in the Stock Compensation Account in accordance with Section V.E. hereof.
E.    Dividends. The dollar amount of dividends and other cash distributions that have accrued and will accrue on the Stock reflected in the Deferred Compensation Account of an Eligible Person shall be credited to the Deferred Compensation Account of such Eligible Person. On the date of the annual meeting of the stockholders in 2013, the dollar amount of all dividends then credited to the Deferred Compensation Account shall be converted into shares of Stock as herein provided; and at each annual meeting thereafter, the dollar amount of the dividends credited to the Deferred Compensation Account in the time period since the preceding annual meeting shall be converted into shares of Stock as herein provided. The number of shares of Stock to be credited to the Deferred Compensation Account shall be determined by dividing (1) the dollar amount of the dividends credited to the Deferred Compensation Account that are to be converted into shares of Stock by (2) the closing price of a share of Stock on the date of the annual meeting (or if not a business day, on the next business day) as reported on the New York Stock Exchange or such other national securities exchange on which the Stock is actively traded; provided that no fractional shares of Stock shall be credited to the Deferred Compensation Account and the dollar amount attributable to fractional shares shall be carried forward in the Deferred Compensation Account to be converted into Stock on the date of the next annual meeting with the dividends credited to the Deferred Compensation Account in the year preceding such annual meeting.
F.    Adjustments for Stock Distributions and other Corporate Transactions.
(1)    Notwithstanding the provisions of Section V.E. hereof, any stock dividends or other distributions payable in shares of Stock shall be credited to the Deferred Compensation Account based on the number of shares of Stock reflected in the Deferred Compensation Account of an Eligible Person as of the date of such stock split or distribution.
(2)    Stock reflected in the Deferred Compensation Account shall be subject to adjustments in accordance with the equity compensation plan under which the shares of Stock have been reserved for issuance hereunder in order to prevent dilution or enlargement of rights resulting from corporate transactions that are not covered by subparagraph (1) of this section. The Compensation Committee is authorized to make discretionary adjustments to the Stock in the Deferred Compensation Account to the extent permitted under any such equity compensation plan.
G.    Spendthrift Provision. An Eligible Person's rights to payment under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Eligible Person or the Eligible Person's beneficiary.
The effective date of this amendment shall be May 22, 2013. The terms and conditions of the Plan as amended hereby are hereby ratified and confirmed by the Board of Directors of the Company. The Plan as so amended shall continue to be binding and in full force and effect until further amended or terminated in accordance with the terms of the Plan.